EXHIBIT 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Alspace Metaverse Project

Entrusted Development Agreement

October 1, 2021

Date: October 1, 2021

This Alspace Metaverse Project Entrusted Development Agreement (this “Agreement”) is entered into between:

Party A:	FENG YUE TECHNOLOGY LIMITED Room 702, 7/F, SPA CENTRE, 53-55 Lockhart Road, Wan Chai, Hong Kong CEO: WANG CHEN

Party B:	AeroCentury Corp. of 3000 El Camino Real, Building 4, Suite 200, Palo Alto, California 94306, United States

WHEREAS:

(A)	Party A is a game developer, with rich experience in game research and development.

(B)	Party B and/or its subsidiary is the beneficiary owner of the relevant intellectual property rights of the Alspace (the specific name shall be subject to Party A’s final confirmation) metaverse project.

(C)	Party B desires to entrust Party A with the development of the above-mentioned metaverse project, and Party A is willing to undertake relevant development work entrusted by Party B, the parties hereby agreed to entered into this Agreement based on the following terms and conditions.

1.	Definition of Terms

1.1	“Target Product” refers to the game that Party B entrusts Party A to develop based on the original work provided by Party B, as well as its updates, upgrades, patches and expansion package, etc., and the name of the product shall be subject to the name determined by Party B upon final release and operation.

1.2	The specific content of the original work shall be subject to the development materials provided by Party B to Party A in writing or otherwise.

2.	Entrusted Development Contents

2.1	The parties agree that, according to the provisions of this Agreement, the specific contents of the game work developed by Party A on the basis of the original work are as follows:

(i)	Party A shall create the game plan based on the original work provided by Party B. After the final confirmation of such plan by Party B, Party A shall complete the work of game script editing and art creation according to the plan, and finally complete the development of the target game.

(ii)	Party A may use Alspace or other name specified by Party B as the name of the target game.

(iii)	Party A shall complete the corresponding stage of game development in strict accordance with the agreed monthly development schedule of the target game.

(iv)	Game types to be developed: all-platform games, including terminal devices such as PC, mobile phones, tablets.

(v)	Nature of entrustment: exclusive entrustment, Party A shall not transfer the entrustment, that is, Party A shall not transfer the above entrusted content to any third party during the development period without Party B’s consent.

(vi)	The language of the target game is: English.

(vii)	The entrusted development period shall start from the date of signing this Agreement and ends on the date of expiration of this Agreement, including game research and development in the early stage and game update and maintenance in the later stage. The project shall commence on October 1, 2021, with a total duration of six months. The launch date of the project is scheduled to be April 1, 2022, and the specific launch date will be dynamically adjusted according to the research and development progress.

3.	Ownership of the Game Work

3.1	The intellectual property rights of the target game that Party B entrusts Party A to develop shall be solely owned by Party B and/or its subsidiary. Party A shall not use or authorize others to use the name, trademark, image and logo related to the project in any way beyond the scope of the contract, otherwise, Party A shall have the right to unilaterally terminate the Agreement and take legal action against Party B for damages and compensation.

3.2	Party A acknowledges Party B’s exclusive rights to all development materials provided to Party A under this Agreement, and undertakes not to process and sell relevant products, or deliver and sell manufactured products to any third party without permission of Party A, without authorization beyond the scope entrusted by Party A.

4.	Rights and Obligations

4.1	Party A’s Rights and Obligations

4.1.1	Undertake the early-stage development work of the target game project, including, but not limited to, provide version update, BUG repair, etc. of the target game as required by Party B. Party B has the right to supervise the above-mentioned services provided by Party A and propose suggestions for adjustment or modification, and Party A shall cooperate with Party B.

4.1.2	Perform all the work of R&D, testing, updating and maintenance of the target game mentioned herein in strict accordance with the Agreement and appendix and requirements of Party B.

4.1.3	Subject to the supervision of Party B, report the game development progress to Party B in real time during the development process, and provide the monthly progress report to Party B, as one of the conditions of acceptance. Meanwhile, Party A shall, within 2 working days upon receipt of the notice from Party B, provide a solution and make a modification plan for the reasonable parts deemed necessary by Party B.

4.1.4	Party A warrants that the target game developed is an original work developed by itself based on Party B’s original work (including but not limited to the software code, visual element design, gameplay function, numerical system and other various components of the target game), and the aforementioned game work is not suspected of infringing the intellectual property rights of any third party’s game works. Meanwhile, Party A shall ensure that the tools and methods used in the development of the target game are not suspected of infringing any third party’s intellectual property rights. Otherwise, Party B has the right to unilaterally terminate this Agreement and require Party A to refund all the fees paid by Party B, and the resulting economic losses and expected loss of interests of Party B (including but not limited to the procurement cost of the target game adaptation right, promotion cost of the target game, and compensation, attorney fee, legal fare and other reasonable fees for infringement, etc.) shall be borne by Party A.

4.1.5	Party A warrants that there are no less than 35 full-time developers for the project and no less than 15 full-time update and maintenance personnel after the project goes online.

4.1.6	Party A warrants that the finished product of the target game does not contain viruses, Trojan virus, security holes, or other unwanted programs and code files, and the gameplay and content independently designed and created by itself will not violate the provisions of relevant national laws and regulations or the requirements of relevant competent authorities, and will not infringe the legitimate rights and interests of third parties. Otherwise, Party A shall bear the costs of all disputes arising therefrom and compensate Party B for losses caused thereby.

4.1.7	Party A undertakes to provide all technical support and cooperation in the development and operation of the target game. Party A is responsible for the development, improvement, upgrading and technical maintenance of the target game, and provide technical support and interface for the actual operation of Party B, so as to ensure the normal operation of the target game on Party B’s platform and distribution channels, including but not limited to the following:

(a)	Prevent attacks and illegal modifications or control of the target game services, correct bugs, defects;

(b)	Provides all patches and updates of the target game as required by Party B;

(c)	Party A shall not transfer its obligations hereunder to any third party without written consent of Party B.

(d)	Party A warrants that that there shall be a clear indication of the charging information of the target game product developed, and the charging information shall be in line with the requirements of relevant national laws, provisions, rules and regulations, without malicious fraud against consumers, and consumption trap problem. Party A shall be responsible for handling and assuming legal liabilities for user complaints such as charging errors or consumption traps caused by software problems, and shall be liable for all economic losses caused to Party B, including but not limited to all economic losses such as administrative penalties imposed by competent departments, legal fare, compensation, attorney fee and product removal from the shelves.

4.2.	Party B’s Rights and Obligations

4.2.1	Party B warrants that it is the lawful holder of the game adaptation right of the original work and has the right to entrust Party A with the development of the target game in the cooperative territory.

4.2.2	Party B shall provide Party A with necessary materials for the development of the game, give reasonable development suggestions and supervise the game development process of Party A. And Party A shall make corrections as required by Party B;

4.2.3	Party B has the right to make reasonable modification requirements for the target game according to the actual situation, and Party A shall make modification immediately upon receipt of Party B’s modification requirements.

4.2.5	The target game developed by Party A shall be checked and accepted by Party B, and the specific acceptance standard shall be confirmed by Party B. Any game that fails to pass the examination and acceptance by Party B shall not be deemed as completed development, and Party B shall have the right to request Party A to amend and submit it for acceptance inspection again within a reasonable time.

4.2.6	The acceptance criteria for Party B include, but is not limited to the following:

(a)	The target game conforms to the description and requirements of this Agreement, and Party B’s requirements;

(b)	The target game has completed effective copyright files;

(c)	The target game can run smoothly, normally, and in good condition and repeat operation in the distribution channel;

(d)	Party B can successfully run the game with the functions required by Party B, and the target game can run normally in the system test scenario set by Party B.

4.2.7	The specific acceptance criteria of the game include, but is not limited to the following complete card games can be run in multiple platforms:

(a)	Complete game login and logout logic;

(b)	Complete single player PVE game experience;

(c)	Perfect props fall program;

(d)	Support for a single player for more than 30 days of play time;

4.2.8	Game’s access to mainstream chains (BSC, Ethereum, etc.)

(a)	Support at least one wallet to be bound with the game account;

(b)	The NFT of the game can be withdrawn into the user wallet;

(c)	The NFT props of the game can be withdrawn into the user wallet.

4.2.9	Party B is entitled to all rights of the target game upon completion of its development.

4.2.10	The two parties warrant that they possess legal and valid qualifications and licenses required by relevant national authorities to carry out cooperation hereunder. If the cooperation hereunder is affected by the false or incomplete qualifications of either party, the breaching party shall bear the liabilities for breach and compensate the other party for all losses.

5.	Project Costs

5.1	Project development costs: Based on this entrusted development, Party B agrees to pay a total of [***] USD to Party A for the development of the project, which shall be paid in 3 installments.

5.2	After this Agreement is signed and the development of the target game is formally initiated by Party A, Party B shall make the initial payment of 1/3, i.e. [***] USD, within 30 days upon receipt of the invoice issued by Party A.

5.3	After the structure of the game was established by Party A and approved by Party B, Party B shall make the second payment of 1/3, i.e. [***] USD.

5.4	After the data of the target game reaches the acceptance standard and the target game is successfully launched and operated on Party A’s platform, Party B shall pay the last 1/3, i.e. [***] USD, within 30 days upon receipt of the invoice issued by Party A.

5.5	After Alspace is released, Party B shall pay Party A a monthly maintenance fee of not more than US$[***] per month. In the event of proposed changes in maintenance fee exceeding US$[***], Party A shall obtain the written approval from Party B. The maintenance fee shall be paid upon Party B receipt of Party A’s invoices.

5.6	The above payment shall be made to the other party by bank transfer.

Party A’s bank information is as follows:

Name of Bank:

Bank Address:

Swift Code:

Account No.:

Account Holder: FENG YUE TECHNOLOGY LIMITED

6.	Confidentiality

6.1	Neither Party shall obtain the confidential information unrelated to the work hereunder in an improper manner. Each Party shall treat all confidential information received from the other party with the same degree of care (no less than the normal and reasonable degree of care) with which it treats confidential documents of equal importance. Without the express permission of this Agreement or prior written consent of the other party, neither party shall disclose any content of the terms of this Agreement and the execution and performance of this Agreement, as well as any technical or business information of the other party and its affiliates obtained through the execution and performance of this Agreement to any third party (unless otherwise required by relevant laws and regulations, government departments, stock exchanges or other regulatory authorities, and requested by legal, accounting, business personnel and other consultants, employees of the parties), use the other party’s confidential information, allow (disposal of commercial secrets of the other party such as borrow, gift, rent, transfer, etc.) or assist any third party who is not under confidentiality obligation to use the trade secret of the other party. Each party shall take reasonable measures to prevent the disclosure of confidential information and the use of unauthorized confidential information. If it discovers that the trade secret has been disclosed or it has inadvertently disclosed the trade secret, it shall take effective measures to prevent further disclosure and promptly report to the other party.

6.2	The Receiving Party warrants that it will provide the Confidential Information only to its employees who need access to the Confidential Information and materials in order to perform their duties as employees of the Receiving Party. The Receiving Party shall cause its employees who have access to the Confidential Information and materials to agree in writing not to disclose the Confidential Information to any third party and not to use the Confidential Information for any purpose other than to perform the duties of the employees as directed by the Receiving Party.

6.3	Exceptional circumstances. Notwithstanding the foregoing, this Clause does not apply to the following information:

6.3.1	Without prejudice to this Agreement, the receiving Party shall lawfully and properly receive information that is not subject to confidentiality restrictions from a third party;

6.3.2	Information disclosed by the Disclosing Party to third parties not subject to the confidentiality agreement;

6.3.3	Information that is properly in the possession of the receiving party prior to receipt of the Disclosing Party’s information;

6.3.4	Information disclosed by the receiving party with the prior written consent of the Disclosing Party;

6.3.5	Information that is publicly disclosed or publicly available as a result of a breach of this Agreement by the Receiving Party;

6.3.6	Information required to be disclosed by laws and regulations;

6.3.7	Information disclosed by order or request of an administrative organ with the power of the people’s court; provided, however, that the receiving party promptly notifies the other party in writing and uses its best efforts to obtain a protective order or otherwise prevent disclosure of this information.

6.4	The two parties agree that all business information involved in this cooperation shall be kept strictly confidential. If the aforesaid information is revealed, disclosed to or informed to any third party due to the intentional misconduct or gross negligence of either party, the other party has the right to terminate this Agreement immediately and claim damages from the disclosing party, including but not limited to attorney fee, legal fare, investigation fees, travel expenses, etc. for legal rights protection.

6.5	The confidentiality clause shall not be affected if any part of this Agreement is deemed invalid or unenforceable. The confidentiality clause shall survive the expiration or termination of this Agreement.

7.	Force Majeure

7.1	Force Majeure refers to unforeseeable, unavoidable and insurmountable objective circumstances, including but not limited to: acts of god, floods, earthquakes or other disasters, wars or riots, and other similar events beyond the reasonable control of the affected party and could not have been prevented or avoided with the reasonable efforts of that party. Act of government refers to the act being enforced by the state in accordance with laws, regulations or policies, including but not limited to demolitions, collections and injunctions, and other events beyond the control of the parties hereto that have a material impact on the performance of this Agreement. In view of the special nature of the network, force majeure also includes any of the following circumstances that affect the normal operation of the network: loss of information or records due to hacker attack, computer virus invasion or attack, computer system destruction, breakdown or failure to function normally, major impact resulting from technical adjustments in the telecommunications sector, temporary shutdown by government regulation or any other similar event.

7.2	The party who is unable or delayed to perform the agreement due to force majeure or act of government may be exempted from liability for breach of contract in part or in whole according to the actual impact of force majeure.

7.3	Upon termination or elimination of the event of force majeure or act of government, the party affected shall immediately notify the other party. The termination or elimination of the event of force majeure or act of government shall be confirmed by a certificate issued by the relevant competent authority within 15 days after the termination or elimination of such event and delivered by express mail.

7.4	This Agreement may be terminated by the parties if it cannot be performed due to force majeure or act of government, and depending on the impact of force majeure, neither party shall be liable to the other party or mitigate the liability.

8.	Liability for Breach of Contract

8.1	Unless otherwise agreed herein, it shall constitute a breach of contract if either party directly or indirectly breaches any provision of this Agreement, or fails to undertake or timely and fully undertake its obligations hereunder. The non-breaching party shall have the right to require the breaching party to correct its breach by giving a written notice, take adequate, effective and timely measures to eliminate the consequences of such breach and compensate for its losses caused thereby. If the breaching party fails to correct its breach within 15 working days upon receipt of the above notice from the non-breaching party, the non-breaching party shall have the right to terminate this Agreement in advance upon written notice and require the breaching party to assume liquidated damages and compensation liabilities for losses. If the contract is terminated due to Party A’s breach of contract, Party A shall refund all the minimum guarantee paid by Party B.

8.2	Unless otherwise agreed herein, upon the reasonable and objective judgment of the non-breaching party, such breach has made it fundamentally impossible for the non-breaching party to achieve the purpose of signing this Agreement, the non-breaching party shall have the right to terminate this Agreement in advance upon giving a written notice, and the breaching party shall indemnify the non-breaching party for all losses incurred by the breaching party as a result of its breach.

8.3	During the term of this Agreement, in case of one of the following circumstance, Party B shall have the right to unilaterally terminate this Agreement, refuse to pay the sharing and require Party A to pay compensation, which shall be all the expenses paid by Party B to Party A or all the publicity and promotion funds invested and the purchase fee for the right of adaptation, etc. If the compensation is insufficient to cover all losses (including but not limited to the purchase fee for the game adaptation right, game promotion fee, third party cooperation costs, related legal fare, the arbitration fee, attorney fee, and travel expenses, compensation payable by Party B to third parties thereby, fines imposed on Party B by the state authority) suffered by Party B, Party A shall make up the expenses:

8.3.1	The target game developed by Party A is subject to lawsuit, complaint or warning and punishment by the competent government department due to malicious deduction of fees, breach of law, infringement, unfair competition or other circumstances in which legitimate rights and interests of others are infringed upon;

8.3.2	Party A fails to complete the game development as per the time and quality agreed herein, or the target game submitted by Party A still fails to pass the inspection acceptance after more than twice acceptance by Party B;

8.3.3	Party A allows a third party to develop other game works by using the original work without Party B’s permission, or uses the R&D materials provided by Party B for any other purpose other than this Agreement or beyond the scope of this Agreement;

8.3.4	Transfer of game development obligations agreed herein without Party B’s permission (except for art outsourcing);

8.3.5	Failure of Party A to apply to competent authorities for the necessary qualifications for game operation (except for reasons attributable to Party B).

8.3.6	Other gross breach of this Agreement by Party A resulting in failure to continue to perform the Agreement.

9.	Term and Termination of This Agreement

9.1	This Agreement shall come into force upon being sealed by both parties and shall remain valid until December 31, 2022.

9.2	If this Agreement is terminated in advance, Party B shall have the right to continue the operation of the game which has been developed and put into operation.

10.	Dispute Resolution

10.1	The signing, performance and interpretation of this Agreement shall be governed by the law of Hong Kong.

10.2	Any dispute arising out of or in connection with this Agreement shall be resolved by arbitration in Hong Kong with the arbitration rules and procedures then applicable. The place of arbitration shall be Hong Kong, and the language of arbitration shall be English. The arbitration award shall be final and binding upon both parties. The arbitration fee shall be borne by the losing party. During the arbitration, the parties shall continue to perform other obligations hereunder except the part in dispute.

11.	Others

11.1	This Agreement constitutes the entire agreement between the parties with respect to this Agreement and supersedes all oral and written agreements, contracts, understandings, discussions, negotiations and notices made by the parties with respect to this Agreement prior to the execution of this Agreement.

11.2	The appendix of this Agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement.

11.3	For matters not covered herein, a supplementary written agreement shall be reached by the parties through friendly negotiation, which has the same legal effect as this Agreement. In case of discrepancy between the contents of the supplementary Agreement and the provisions of this Agreement, the contents of the supplementary Agreement shall prevail.

11.4	This Agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

11.5	If any provision of this Agreement is invalid or unenforceable in whole or in part for any reason, or violates any applicable law, such provision shall be deemed deleted; the parties shall negotiate to replace the unenforceable terms with the terms most similar to the original terms, however the remaining terms of this Agreement shall remain valid and binding.

11.6	Party A shall not, directly or indirectly, pay any commission, remuneration to, or offer kickbacks and stock awards for, or provide any gifts, negotiable securities, physical objects, etc. for the employees or management staff and their close relatives of Party B, its affiliates or any third party in connection with the cooperation, or entities or organizations whose establishment involves its participation. Meanwhile, Party A is obliged to disclose to Party B the information of equity held directly or indirectly by the above-mentioned persons. Party B has the right to unilaterally terminate this Agreement by notifying Party A in writing and reserves the right to take further legal measures in accordance with law. Party A shall bear the actual losses caused thereby to Party B and/or its subsidiaries and/or affiliates.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as o the date set forth below.

For and on behalf of:

FENG YUE TECHNOLOGY LIMITED

By:	/s/ Wang Chen
Name:	WANG CHEN
Title:	CEO

For and on behalf of:

AeroCentury Corp.

By:	/s/ Yucheng Hu
Name:	Yucheng Hu
Title:	CEO